EXHIBIT 21

                   Subsidiaries of the Registrant

Name                                       State of Organization
----                                       ---------------------

407664 British Columbia Ltd.               British Columbia
A-2 Wrecker Service, Inc.                  Delaware
A-Excellence Towing Co.                    Delaware
Ackerman Wrecker Service, Inc.             Delaware
All American Towing Services, Inc.         Delaware
Allied Gardens Towing, Inc.                Delaware
Allied Towing & Recovery, Inc.             Delaware
Altamonte Towing, Inc.                     Delaware
Anderson Towing Service, Inc.              Delaware
APACO, Inc.                                Delaware
Apple Towing Co., Inc.                     Delaware
A to Z Enterprises, Inc.                   Delaware
B&B Associated Industries, Inc.            Delaware
B-G Towing, Inc.                           Delaware
Bear Transportation, Inc.                  Delaware
Bert's Towing Recovery Corporation         Delaware
Bill Gerlock Towing Co.                    Oregon
Bob's Auto Service, Inc.                   Delaware
Bob Bolin Services, Inc.                   Delaware
Boniface Engineering Limited               Great Britain
Boulevard & Trumbull Towing, Inc.          Delaware
Brewer's                                   Delaware
C&L Towing Service, Inc.                   Delaware
Cal West Towing, Inc.                      Delaware
Canadian Towing Equipment Inc.             Ontario
Casson Investment Corporation              Missouri
Cedar Bluff 24 Hour Towing, Inc.           Delaware
Century Holdings, Inc.                     Tennessee
Century Wrecker (Canada) Ltd.              Ontario
Champion Carrier Corporation               Delaware
Chevron, Inc.                              Pennsylvania
Chicago Metro Services, Inc.               Illinois
Clarence Cornish Automotive Service, Inc.  Delaware
Cleveland Vehicle Detention Center, Inc.   Delaware
Competition Wheelift, Inc.                 Delaware
DA Haneline, Inc.                          Delaware
Dick's Towing & Road Service, Inc.         Delaware
Dollar Enterprises, Inc.                   Delaware
Don's Towing, Inc.                         Delaware
EBT, Inc.                                  Delaware
Export Enterprises, Inc.                   Delaware
FG Russell Truck Equipment, Ltd.           British Columbia
Georgia Export Enterprises, Inc.           Delaware
Golden West Towing Equipment Inc.          Delaware
Good Mechanic Auto Co. of Richfield, Inc.  Delaware
Great America Towing, Inc.                 Delaware
Greg's Towing, Inc.                        Delaware
H&H Towing Enterprises, Inc.               Delaware
HMR Enterprises, Inc.                      Maryland
Hall's Towing Service, Inc.                Delaware
Hendrickson Towing, Inc.                   Delaware
Interstate Towing & Recovery, Inc.         Delaware
Jenkins Wrecker Service, Inc.              Delaware
Jennings Enterprises, Inc.                 Delaware
Kauff's, Inc.                              Delaware
King Automotive & Industrial
   Equipment, Inc.                         Delaware
Lazer Tow Services, Inc.                   Delaware
Levesque's Auto Service, Inc.              Delaware
Lewis Wrecker Service, Inc.                Delaware
Lincoln Enterprises, Inc.                  Delaware
M&M Towing & Recovery, Inc.                Delaware
Merl's Towing Service, Inc.                Delaware
Mid-America Wrecker & Equipment
  Sales, Inc. of Colorado                  Delaware
Mike's Wrecker Service, Inc.               Delaware
Miller Financial Services Group, Inc.      Tennessee
Miller/Greeneville, Inc.                   Tennessee
Miller Industries Distributing, Inc.       Delaware
Miller Industries International, Inc.      Tennessee
Miller Industries Towing Equipment Inc.    Delaware
Moore's Service & Towing, Inc.             Delaware
Moore's Towing Service, Inc.               Delaware
Murphy's Towing, Inc.                      Delaware
Official Towing, Inc.                      Delaware
O'Hare Truck Service, Inc.                 Delaware
Pete's A Towing, Inc.                      Delaware
Pipes Enterprises, Inc.                    Delaware
Purpose, Inc.                              Delaware
RAR Enterprises, Inc.                      Delaware
RMA Acquisition Corp.                      Delaware
Randy's High Country Towing, Inc.          Delaware
Ray Harris, Inc.                           Delaware
Road Butler, Inc.                          Delaware
Road One, Inc.                             Delaware
Road One Insurance Services, Inc.          Delaware
Road One Service, Inc.                     Delaware
Ronny Miller Wrecker Service, Inc.         Delaware
SA Jige International                      France
Sakstrup Towing, Inc.                      Delaware
Sandy's Auto & Truck Service, Inc.         Delaware
Sonoma Circuits, Inc.                      Delaware
Southern Wrecker Center, Inc.              Delaware
Southern Wrecker Sales, Inc.               Delaware
Speed's Automotive, Inc.                   Oregon
Speed's Rentals, Inc.                      Oregon
Sroga's Automotive Services, Inc.          Delaware
Suburban Wrecker Service, Inc.             Delaware
Team Towing and Recovery, Inc.             Illinois
Ted's of Fayville, Inc.                    Delaware
Texas Towing Corporation                   Delaware
Thompson's Wrecker Service, Inc.           Delaware
Tow Pro Custom Towing & Hauling, Inc.      Delaware
Treasure Coast Towing, Inc.                Delaware
Truck Sales & Salvage Co., Inc.            Delaware
Vrchota Corporation                        Delaware
Vulcan Equipment Company, Inc.             Mississippi
Vulcan International, Inc.                 Delaware
Walker Towing, Inc.                        Delaware
Wes's Service Incorporated                 Delaware
Western Towing; McClure/Earley
   Enterprises, Inc.                       Delaware
Wiltse Towing, Inc.                        Delaware
Zebra Towing, Inc.                         Delaware